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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 9, 2005


                          SYNOVA HEALTHCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                     000-51492                91-1951171
 (State or other jurisdiction         (Commission              (IRS Employer
        of incorporation)             File Number)           Identification No.)


              1400 N. Providence Road, Suite 6010, Media, PA 19063
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (610) 565-7080


          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________________

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ITEM. 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On September 9, 2005, Synova Healthcare Group, Inc. (the "Company"), through its wholly owned subsidiary Synova Pre-Natal Healthcare, Inc. ("Synova Pre-Natal"), entered into a distribution agreement with BioPad, Ltd. ("BioPad"), a research and development organization based in Israel. The distribution agreement, dated as of September 6, 2005, grants to Synova Pre-Natal the exclusive right to distribute in North America certain fetal monitoring products proprietary to and manufactured by BioPad. The initial term of the distribution agreement is 15 years, with automatic two-year renewals in the absence of written notice prior to the end of the then-current initial or renewal year, as the case may be.

         Under the terms of the distribution agreement, Synova Pre-Natal agrees to purchase fetal monitoring products exclusively from BioPad and not to purchase from any third party or manufacture any product that is compatible with the BioPad fetal monitoring products. BioPad is required to supply Synova Pre-Natal with the requested amount of fetal monitoring products, and Synova Pre-Natal is required to meet certain minimum quantity requirements in the United States and Canada. The failure to meet such minimum requirements may result in termination or the loss of Synova Pre-Natal's exclusivity. The price to be paid by Synova Pre-Natal under the distribution agreement for the fetal monitor products will be agreed upon by the parties on or before May 1, 2006.

         The distribution agreement also provides Synova Pre-Natal with a right of first offer to distribute the BioPad fetal monitoring products outside North America. Under the terms of the distribution agreement, BioPad agrees to use its best efforts to continue to research and develop fetal monitoring products and to grant to Synova Pre-Natal the exclusive right to distribute such subsequently-developed related products on the terms set forth in the distribution agreement. The costs of any clinical trials required by the United States Food and Drug Administration (up to the minimum number so required) will be borne by BioPad.

         The distribution agreement may be terminated upon the mutual agreement of the parties or by either party upon material breach and failure to cure or upon certain events involving insolvency or bankruptcy. The distribution agreement may also be terminated by BioPad upon the failure by Synova Pre-Natal to satisfy minimum product quantity requirements, as described above.

         By letter dated as of September 6, 2005, as amended September 15, 2005, the parties further agreed that the distribution agreement shall be terminated if the parties have not entered into definitive documents relating to the purchase by Synova Pre-Natal of ordinary shares of BioPad on or before September 23, 2005. The letter agreement also prohibits BioPad from soliciting other offers with respect to the fetal monitoring products or the purchase of any equity interests in BioPad until after such date. Moreover, the letter agreement requires that Synova Healthcare, Inc., a wholly owned subsidiary of the Company and the parent of Synova Pre-Natal, guarantee certain payment obligations of Synova Pre-Natal under the distribution agreement upon certain events.

         A copy of the press release announcing the execution of the distribution agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits.


         The following exhibit is filed herewith:


         Exhibit No.      Description
         -----------      -----------

         99.1             Press Release dated September 14, 2005.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SYNOVA HEALTHCARE GROUP, INC.



Date: September 15, 2005                    By: /s/ Stephen E. King
                                                ------------------------------
                                                Name:  Stephen E. King
                                                Title: Chief Executive Officer




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                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Description
-----------       -----------

99.1              Press Release dated September 14, 2005.